EXHIBIT I

EIB GROUP

CONSOLIDATED BALANCE SHEET AS AT 30 JUNE 2006

(in EUR ’000)

ASSETS		30.06.2006		31.12.2005
(Unaudited)
1. Cash in hand, balances with central banks and post office banks		1 745		13 168

2. Treasury bills eligible for refinancing with central banks		2 699 159		2 798 645

3. Loans and advances to credit institutions
a) repayable on demand	207 062		285 200
b) other loans and advances	21 930 774		23 567 366
c) loans (Note B)	113 060 939		114 643 969

		135 198 775		138 496 535
4. Loans and advances to customers
a) loans (Note B)	136 801 300		133 700 679
b) specific provisions	– 294 500		– 292 500

		136 506 800		133 408 179
5. Debt securities including fixed-income securities
a) issued by public bodies	1 062 339		1 585 300
b) issued by other borrowers	12 481 914		11 323 079

		13 544 253		12 908 379
6. Shares and other variable-yield securities		1 527 279		1 299 762

7. Intangible assets		5 071		6 146

8. Property, furniture and equipment		188 932		180 113

9. Other assets
a) sundry debtors	466 017		506 377
b) positive replacement values	7 872 969		20 225 370

		8 338 986		20 731 747
10. Subscribed capital and receivable reserves, called but not paid		1 717 021		1 684 188

11. Prepayments and accrued income		26 422		41 364

		299 754 443		311 568 226

The bracketed notes refer to the notes to the Consolidated Financial Statements

LIABILITIES		30.06.2006		31.12.2005
(Unaudited)
1. Amounts owed to credit institutions
a) with agreed maturity dates or periods of notice	213 147		393 048

		213 147		393 048
2. Debts evidenced by certificates (Note C)
a) debt securities in issue	251 363 422		260 021 070
b) others	1 043 231		1 138 266

		252 406 653		261 159 336
3. Other liabilities
a) interest subsidies received in advance	218 771		237 765
b) sundry creditors	1 630 379		1 669 846
c) sundry liabilities	22 795		18 749
d) negative replacement values	12 370 038		16 462 569

		14 241 983		18 388 929
4. Accruals and deferred income		74 621		96 027

5. Provisions for liabilities and charges
a) staff pension fund	791 816		748 568
b) provision for guarantees issued in respect of venture capital operations	29 078		36 750

		820 894		785 318
6. Capital
– Subscribed	163 653 737		163 653 737
– Uncalled	– 155 471 050		– 155 471 050

		8 182 687		8 182 687
7. Consolidated reserves
a) reserve fund	16 365 374		16 365 374
b) additional reserves	2 457 035		1 856 290

		18 822 409		18 221 664
8. Funds allocated to structured finance facility		1 250 000		500 000

9. Funds allocated to venture capital operations		1 663 824		1 679 333
10. Fund for general banking risks after appropriation		975 000		975 000
11. Profit for the financial year:
Before appropriation from Fund for general banking risks	1 103 225		1 246 884
Appropriation for the year from Fund for general banking risks	0		– 60 000

Profit to be appropriated		1 103 225		1 186 884

		299 754 443		311 568 226

CONSOLIDATED PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED 30 JUNE 2006

(in EUR ’000)

			30.06.2006		30.06.2005		31.12.2005
			(Unaudited)		(Unaudited)
1–	Interest and similar income		5 903 054		4 995 158		10 353 029

2–	Interest and similar charges		– 5 003 562		– 4 064 711		– 8 536 472

3–	Income from securities with variable yield		10 426		958		10 245

4–	Fee and commission income		40 435		33 378		75 871

5–	Fee and commission expense		– 811		– 268		– 442

6–	Result on financial operations		291 966		– 210 381		– 280 613

7–	Other operating income		28 140		5 054		13 058

8–	General administrative expenses		– 150 136		– 136 347		– 290 064
	a) staff costs	– 119 810		– 108 045		– 222 206
	b) other administrative costs	– 30 326		– 28 302		– 67 858

9–	Depreciation and amortization		– 7 583		– 7 862		– 18 037
	a) intangible assets	– 1 446		– 1 391		– 3 558
	b) tangible assets	– 6 137		– 6 471		– 14 479

10–	Credit loss expense		– 2 000		0		– 53 500

11–	Impairment losses on venture capital operations		2 501		– 19 390		– 25 121

12–	Release from (+) / Allocation to (–) of provision for guarantees issued		2 316		– 1 738		15 260

13–	Net profit from ordinary activities		1 114 746		593 851		1 263 214

14–	Minority interests		– 11 521		– 8 179		– 16 330

15–	Profit for the period		1 103 225		585 672		1 246 884

16–	Appropriation to/from Fund for general banking risks		0		0		– 60 000

17–	Profit to be appropriated		1 103 225		585 672		1 186 884

CONSOLIDATED CASH FLOW STATEMENT AS AT 30 JUNE 2006

in EUR ’000

	30.06.2006	30.06.2005
	(Unaudited)	(Unaudited)
A. Cash flows from operating activities:
Profit for the half year	1 103 225	585 672
Adjustments:
Unwinding of the discount relating to capital and reserve called but not paid in	– 32 833	– 33 540
Allowance to provision for guarantees issued	– 7 672	– 110
Depreciation and amortization on tangible and intangible assets	7 583	7 862
Impairment losses on venture capital operations	– 2 501	19 390
Decrease in accruals and deferred income	– 21 406	– 18 519
Decrease/Increase in prepayments and accrued income	20 399	– 5 554
Investment portfolio amortisation	– 11 902	10 076
Changes in replacement values on derivatives others than those associated with borrowing and loan	720 024	– 292 834
Profit on operating activities:	1 774 917	272 443

Net loans disbursements	– 15 675 185	– 18 325 536
Repayments	9 030 497	10 246 183
Effects of exchange rate changes on loans	3 734 938	– 6 129 284
Increase in prepayments and accrued income on loans	– 152 019	– 145 889
Adjustments of loans (fair value option)	1 544 178	– 893 059
Changes in replacement values on derivatives associated with loans (Note A)	– 1 550 609	0
Increase in operational portfolio	– 43 859	– 445 344
Increase in venture capital operations	– 71 218	– 106 440
Specific provision on loans and advances	2 000	2 000
Increase in shares and other variable yield securities	– 5 813	– 650
Increase in securitised loans	– 120 993	– 504 355
Decrease/Increase in assets	40 326	– 59 338

Net cash from operating activities	– 1 492 840	– 16 089 269

B. Cash flows from investing activities:
Sales of securities	246 999	183 099
Purchases of securities	– 228 428	– 239 371
Purchase of land, buildings and furniture	– 14 956	– 35 466
Purchase in intangible fixed assets	– 371	– 760

Net cash from investing activities	3 244	– 92 498

C. Cash flows from financing activities:
Issue of borrowings	25 733 562	27 332 022
Redemption of borrowings	– 19 913 889	– 16 125 585
Effects of exchange rate changes on borrowings and swaps	– 4 215 222	6 965 469
Adjustment of borrowings (fair value option)	– 8 417 761	7 027 680
Changes in replacement values on derivatives associated with borrowing	7 143 996	– 7 012 563
Decrease/Increase in accrual and deferred income on borrowing and swaps	– 336 335	152 509
Increase in commercial paper	343 421	1 249 467
Decrease/Increase in amounts owed to credit institutions	– 179 901	483 605
Decrease in other liabilities	– 11 132	– 27 257

Net cash from financing activities	146 739	20 045 347

Summary statement of cash flows

Cash and cash equivalents at 1st January	29 899 127	23 296 421
Net cash from:

(1) operating activities	– 1 492 840	– 16 089 269
(2) investing activities	3 244	– 92 498
(3) financing activities	146 739	20 045 347

Cash and cash equivalents at 30th June	28 556 270	27 160 001

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	1 745	6 564
Bills maturing within three months of issue	6 416 689	4 379 272
Loans and advances to credit institutions :
– accounts repayable on demand	207 062	177 071
– term deposits accounts	21 930 774	22 597 094
	28 556 270	27 160 001

Statement of movements in consolidated own funds

(in EUR ’000)

For the half year ended 30 June 2006	Subscribed capital	Callable capital	Fund for general banking risks (**)	Funds allocated to Structured Finance Facility	Funds allocated to Venture Capital Operations	Reserve fund	Additional Reserves			Profit for the period before appropriation	Total consolidated own funds
							Other	AFS reserve	Cash flow hedges reserve
At 31 December 2004	163 653 737	-155 471 050	1 050 000	500 000	1 755 067	16 365 374	424 468	31 610	0	1 043 797	29 353 003

Appropriation of prior year’s profit	0	0	– 135 000	0	0	0	1 178 797	0	0	– 1 043 797	0
Transfer to additional reserves (*)	0	0	0	0	– 75 734	0	75 734	0	0	0	0
Changes in fair value during the year	0	0	0	0	0	0	22 424	123 257	0	0	145 681
Net profit for the year	0	0	0	0	0	0	0	0	0	1 246 884	1 246 884
At 31 December 2005	163 653 737	-155 471 050	915 000	500 000	1 679 333	16 365 374	1 701 423	154 867	0	1 246 884	30 745 568

Appropriation of prior period profit	0	0	60 000	750 000	0	0	436 884	0	0	– 1 246 884	0
Transfer to additional reserves	0	0	0	0	– 15 509	0	15 509	0	0	0	0
Changes in fair value during the half year	0	0	0	0	0	0	0	148 352	0	0	148 352
Net profit for the half year	0	0	0	0	0	0	0	0	0	1 103 225	1 103 225
At 30 June 2006	163 653 737	-155 471 050	975 000	1 250 000	1 663 824	16 365 374	2 153 816	303 219	0	1 103 225	31 997 145

(*)	An amount of EUR 75 733 832 resulting from the value adjustments on venture capital operations at 31 December 2004 has been transferred from the Funds allocated to venture capital operations to the Additional Reserves
(**)	Before appropriation of current year profit

European Investment Bank

Appendix I – June 30, 2006

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM

FINANCIAL STATEMENTS

NOTE A    Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2006 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2006 and December 31, 2005 are prepared on a consolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the appropriation of part of the surplus to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks through appropriation of the surplus is recorded for the six-month period ended June 30, 2006. The profit for the six-month period ended June 30, 2006 is not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

The unaudited condensed consolidated financial statements as at and for the periods ended June 30, 2006 and the financial statements as at and for the year ended December 31, 2005 were prepared in accordance with International Financial Reporting Standards (IFRS) as endorsed by the EU.

The amended Fair Value Option of IAS39 (FVO) was applied for the first time in the annual Consolidated Financial Statements of the EIB Group as of December 31, 2005. These interim Consolidated Financial Statements do not contain comparative information of what the result of the retrospective application of the FVO on June 30, 2005 would have been.

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2005.

NOTE B    Summary Statement of Loans (in Eur ’000)

Analysis of aggregate loans granted (before specific provisions)	Loans granted
	to intermediary credit institutions	directly to final beneficiaries	Total
– Disbursed portion	113,060,939	136,801,300	249,862,239
– Undisbursed portion	10,616,598	35,925,127	46,541,725

Aggregate loans granted	123,677,537	172,726,427	296,403,964

European Investment Bank

Appendix I – June 30, 2006

NOTE C    Long Term Obligations

[See following page for summary statement of debts.]

NOTE D    Commitment to purchase the remaining EIF shares at a fixed price

The Bank now holds 61.65% of the EIF’s subscribed capital as at June 30, 2006.

•	Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining shares from the EIF’s other shareholders on the June 30, 2006 for a price of EUR 305,593.72 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholder, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

NOTE E    Commitments, Contingent Liabilities and other memorandum items

[See following pages for summary statement of commitments and contingent liabilities.]

Note C – SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2006 (IN EUR ’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(–)
PAYABLE IN	OUTSTANDING AT 31.12.2005	AVERAGE RATE	OUTSTANDING AT 30.06.2006	AVERAGE RATE	DUE DATES	31.12.2005	AVERAGE RATE	30.06.2006	AVERAGE RATE	OUTSTANDING AT 31.12.2005	OUTSTANDING AT 30.06.2006
EUR	97 603 483	4.30	96 568 585	4.13	2006/2045	38 997 550 +	2.51	45 311 344 +	2.85	136 601 033	141 879 929
GBP	58 797 480	5.40	60 313 497	5.37	2006/2054	16 770 035 –	5.25	17 318 330 –	5.35	42 027 445	42 995 167
DKK	53 616	5.00	402 188	2.40	2010/2026	510 722 +	2.16	776 300 +	2.74	564 338	1 178 488
SEK	954 892	4.34	970 396	4.34	2007/2025	809 960 +	1.67	786 323 +	2.25	1 764 852	1 756 719
USD	67 957 589	4.03	65 880 596	4.27	2006/2045	10 975 898 –	4.19	10 794 324 –	4.96	56 981 691	55 086 272
CHF	2 958 009	3.35	3 256 764	3.10	2007/2036	368 555 –	0.00	960 081 –	0.00	2 589 454	2 296 683
JPY	7 082 923	1.87	7 108 185	1.63	2006/2036	1 856 928 –	0.17	4 812 690 –	0.07	5 225 995	2 295 495
NOK	425 798	6.03	466 230	5.50	2007/2025	226 675 –	2.41	177 671 –	2.81	199 123	288 559
CAD	400 729	6.20	283 045	5.80	2008/2045	69 289 –	0.00	172 092 –	0.00	331 440	110 953
AUD	2 365 138	5.29	3 262 318	5.36	2006/2021	2 325 719 –	0.00	3 160 274 –	0.00	39 419	102 044
CZK	1 232 383	4.73	1 238 544	4.62	2007/2028	1 177 699 +	2.01	1 339 135 +	1.95	2 410 082	2 577 679
HKD	714 961	5.57	307 867	5.79	2006/2019	714 961 –	0.00	307 867 –	0.00	0	0
NZD	1 576 144	6.22	2 028 854	6.19	2006/2014	1 576 144 –	0.00	2 028 854 –	0.00	0	0
ZAR	1 501 592	9.36	1 203 966	9.31	2006/2018	846 867 –	9.53	661 003 –	9.75	654 725	542 963
HUF	1 265 472	7.59	1 044 644	7.70	2007/2015	966 721 –	6.09	665 022 –	5.99	298 751	379 622
PLN	621 526	6.43	585 484	6.15	2008/2026	116 726 +	4.40	177 179 +	3.98	738 252	762 663
MXN	190 973	9.25	166 963	9.25	2006/2015	190 973 –	0.00	166 963 –	0.00	0	0
TWD	693 026	2.25	584 115	1.82	2006/2013	693 026 –	0.00	584 115 –	0.00	0	0
TRY	1 449 861	12.70	1 655 754	12.35	2006/2016	1 449 861 –	0.00	1 655 754 –	0.00	0	0
ISK	241 384	7.17	427 791	7.37	2007/2011	241 384 –	0.00	427 791 –	0.00	0	0
BGN	51 117	4.88	51 130	4.88	2009/2009	51 117 –	0.00	51 130 –	0.00	0	0
MTL	23 294	3.80	23 294	3.80	2009/2009	23 294 –	0.00	23 294 –	0.00	0	0
SIT	16 701	4.75	16 692	4.75	2014/2014	16 701 –	0.00	16 692 –	0.00	0	0
SKK	105 138	4.90	103 850	4.90	2023/2028	124 076 +	8.29	122 555 +	8.29	229 214	226 405
Fair value option adjustment (IAS 39)	12 876 107		4 455 901

TOTAL	261 159 336		252 406 653

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: 158 million). All such borrowings are hedged in full through swap operations.

NOTE E – Commitments, Contingent Liabilities and other memorandum items (in EUR ’000)

		30.06.2006		31.12.2005
Commitments
– EBRD capital
. uncalled		442 500		442 500
– Undisbursed loans
. credit institutions (Note B)	10 616 598		11 313 668
. customers (Note B)	35 925 127		36 954 573

		46 541 725		48 268 241
– Undisbursed venture capital operations		1 206 545		1 088 401

Guarantees:
– In respect of loans granted by third parties		2 755 925		2 452 122
– In respect of venture capital operations		18 303		18 468
Fiduciary operations		7 122 888		6 548 447
Assets held on behalf of third parties
– SME Guarantee Facility	83 219		84 901
– European Technology Facility	99 757		111 096
– Map Equity	57 238		74 416
– Guarantee Fund treasury management	1 321 326		1 324 664
– Investment Facility – Cotonou	473 044		515 339
– Map Guarantee	86 110		98 053
– Seed Capital Action	237		234
– Preparatory Action	2 010		1 984
– Special Section	2 067 372		2 169 497
– FEMIP	29 148		28 025
– BWMi	83		117

		4 219 544		4 408 326
Special deposits for service of borrowings		173 611		121 199

Securities portfolio
– securities receivable		0		16 639
– securities payable		0		0

Interest-rate swap and deferred rate-setting contracts		236 849 607		219 849 460

Currency swap contracts payable		69 566 762		66 249 027

Currency swap contracts receivable		65 525 224		63 908 357

Put option granted to EIF minority shareholders (Note D)		234 390		223 490

Borrowings arranged but not yet signed		489 435		122 707

Swaps arranged but not yet signed		1 127		359

Securities lent		761 967		836 768

Future contracts		444 000		429 361

Forward rate agreements		0		839 450

EIB

BALANCE SHEET AS AT 30 JUNE 2006

(in EUR ’000)

ASSETS			30.06.2006		31.12.2005
(Unaudited)
1.	Cash in hand, balances with central banks and post office banks		1 745		13 168

2.	Treasury bills eligible for refinancing with central banks		2 552 150		2 627 125

3.	Loans and advances to credit institutions
	a) repayable on demand	179 136		260 538
	b) other loans and advances	21 832 397		23 440 276
	c) loans (Note B)	111 835 694		113 100 211

			133 847 227		136 801 025
4.	Loans and advances to customers
	a) loans (Note B)	135 221 479		131 047 212
	b) specific provisions	– 272 000		– 272 000

			134 949 479		130 775 212
5.	Debt securities including fixed-income securities
	a) issued by public bodies	894 111		1 403 966
	b) issued by other borrowers	12 218 324		11 106 443

			13 112 435		12 510 409
6.	Shares and other variable-yield securities		1 138 642		1 058 681

7.	Participating Interests (Note C)		279 026		280 157

8.	Intangible assets		5 071		6 146

9.	Property, furniture and equipment		183 347		174 375

10.	Other assets
	a) sundry debtors	463 343		512 938

			463 343		512 938
11.	Subscribed capital and receivable reserves, called but not paid		1 805 975		1 805 975

12.	Prepayments and accrued income		2 678 588		2 465 661

			291 017 028		289 030 872

OFF-BALANCE-SHEET ITEMS		30.06.2006		31.12.2005
(Unaudited)
Commitments
– EBRD capital
· uncalled		442 500		442 500
– EIF capital
· uncalled		986 400		990 400
– Undisbursed loans
· credit institutions (Note B)	10 616 598		11 313 668
· customers (Note B)	35 925 127		36 954 573

		46 541 725		48 268 241
– Undisbursed venture capital operations		1 084 035		985 374

Guarantees
– In respect of loans granted by third parties		65 250		116 702
– In respect of venture capital operations		18 303		18 468

EIF treasury management		526 574		533 347

Guarantee Fund treasury management		1 321 326		1 324 664

LIABILITIES			30.06.2006		31.12.2005
(Unaudited)
1.	Amounts owed to credit institutions
	a) with agreed maturity dates or periods of notice	210 347		393 025

			210 347		393 025
2.	Debts evidenced by certificates (Note D)
	a) debt securities in issue	246 864 127		247 144 963
	b) others	1 086 625		1 138 266

			247 950 752		248 283 229
3.	Other liabilities
	a) interest subsidies received in advance	218 771		237 765
	b) sundry creditors	1 398 563		1 443 281
	c) sundry liabilities	10 816		13 917
	d) foreign exchange neutralization on currency swap contracts	4 528 889		2 372 585

			6 157 039		4 067 548
4.	Accruals and deferred income		3 959 388		4 400 785

5.	Provisions for liabilities and charges
	a) staff pension fund	831 709		793 106
	b) provision for guarantees issued in respect of venture capital operations	5 781		6 796

			837 490		799 902
6.	Fund for general banking risks		975 000		975 000

7.	Capital
	– Subscribed	163 653 737		163 653 737
	– Uncalled	– 155 471 050		– 155 471 050

			8 182 687		8 182 687
8.	Reserves
	a) reserve fund	16 365 374		16 365 374
	b) additional reserves	2 649 497		1 995 112

			19 014 871		18 360 486

9.	Funds allocated to structured finance facility		1 250 000		500 000

10.	Funds allocated to venture capital operations		1 663 824		1 679 333

11.	Profit for the financial year		815 630		1 388 877

			291 017 028		289 030 872

	OFF-BALANCE-SHEET ITEMS		30.06.2006		31.12.2005
(Unaudited)
	Special deposits for service of borrowings		173 611		121 199

Securities portfolio
	– securities receivable		0		16 639
	– securities payable		0		0

	Nominal value of interest-rate swap contracts		236 849 607		219 849 460

	Nominal value of currency swap contracts payable		69 566 762		66 249 027

	Nominal value of currency swap contracts receivable		65 525 224		63 908 357

	Nominal value of put option granted to EIF minority shareholders (Note C)		234 390		223 490

	Borrowings arranged but not yet signed		489 435		122 707

	Swaps arranged but not yet signed		1 127		359

	Securities lending		707 182		799 081

	Futures contracts		444 000		429 361

	Forward rate agreement		0		839 450

PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED 30TH JUNE 2006

(in EUR ’000)

			30.06.2006		30.06.2005		31.12.2005
			(Unaudited)		(Unaudited)
1–	Interest and similar income		5 894 725		4 946 978		10 295 980

2–	Interest and similar charges		– 5 003 562		– 4 064 711		– 8 542 980

3–	Income from securities with variable yield		20 802		7 430		16 717
	a) income from participating interests	10 376		6 472		6 472
	b) income from shares and variable yield securities	10 426		958		10 245

4–	Commission receivable		24 664		19 769		49 067

5–	Commission payable		– 5 017		– 3 692		– 8 545

6–	Result on financial operations		– 4 207		2 146		1 076

7–	Other operating income		16 075		6 678		13 278

8–	General administrative expenses :		– 131 912		– 123 573		– 317 722
	a) staff costs	– 103 156		– 96 744		– 253 658
	b) other administrative costs	– 28 756		– 26 829		– 64 064

9–	Depreciation and amortization		– 7 083		– 7 420		– 17 100
	a) intangible assets	– 1 446		– 1 391		– 3 558
	b) tangible assets	– 5 637		– 6 029		– 13 542

10–	Value adjustments on loans and advances		0		0		– 37 000

11–	Value adjustments on venture capital operations		10 295		– 18 525		– 22 818

12–	Allocation to (–) / Release from (+) provision for guarantees issued		850		989		18 924

13–	Transfer to Fund for general banking risks		0		0		– 60 000

14–	Profit for the financial year		815 630		766 069		1 388 877

CASH FLOW STATEMENT AS AT 30 JUNE 2006

(in EUR ’000)

	30.06.2006	30.06.2005
	(Unaudited)	(Unaudited)
A. Cash flows from operating activities :
Profit for the half year	815 630	766 069
Adjustments :
Value adjustments on tangible and intangible assets	7 083	7 420
Value adjustment on venture capital operations	– 10 295	18 525
Decrease/Increase in accruals and deferred income	– 441 397	48 934
Increase in prepayments and accrued income	– 212 927	– 117 504
Investment portfolio amortisation	– 11 614	8 599
Profit on operating activities :	146 480	732 043

Net loan disbursements	– 15 675 185	– 18 325 536
Repayments	9 030 497	10 246 183
Effects of exchange rate changes on loans	3 734 938	– 6 129 284
Increase in treasury portfolios	– 43 275	– 442 854
Increase in venture capital operations	– 63 853	– 94 557
Increase in shares and other variable yield securities	– 5 815	– 650
Increase in securitised loans	– 111 783	– 495 046
Decrease/Increase in other assets	49 596	– 58 383

Net cash from operating activities	– 2 938 400	– 14 568 084

B. Cash flows from investing activities :
EBRD shares paid up	0	– 8 437
Sales/Purchases of EIF shares	1 131	– 17 325
Sales of securities	215 453	152 182
Purchases of securities	– 196 230	– 161 228
Increases in land, buildings and furniture	– 14 609	– 35 071
Increases in intangible fixed assets	– 371	– 760

Net cash from investing activities	5 374	– 70 639

C. Cash flows from financing activities :
Issue of borrowings	25 733 562	27 332 022
Redemption of borrowings	– 19 913 889	– 16 125 585
Effects of exchange rate changes on borrowings and swaps	– 4 215 222	6 965 469
Decrease in currency swaps payable	– 124 045	– 1 333 575
Increase in commercial paper	343 421	1 249 467
Decrease/Increase in amounts owed to credit institutions	– 182 678	492 043
Decrease in other liabilities	– 29 224	– 18 486

Net cash from financing activities	1 611 925	18 561 355

Summary statement of cash flows

Cash and cash equivalents at 1st January	29 745 700	23 131 014

Net cash from :
(1) operating activities	– 2 938 400	– 14 568 084
(2) investing activities	5 374	– 70 639
(3) financing activities	1 611 925	18 561 355

Cash and cash equivalents at 30th June	28 424 599	27 053 646

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	1 745	6 564
Bills maturing within three months of issue	6 411 321	4 358 135
Loans and advances to credit institutions :
– accounts repayable on demand	179 136	138 303
– term deposits accounts	21 832 397	22 550 644
	28 424 599	27 053 646

European Investment Bank

Appendix I – June 30, 2006

NOTES TO THE UNAUDITED CONDENSED INTERIM

FINANCIAL STATEMENTS

NOTE A    Basis of Presentation

The accompanying unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2006 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2006. The profit for the six-month period ended June 30, 2006 is not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

These unaudited condensed financial statements as at and for the periods ended June 30, 2006 and the financial statements as at and for the year ended December 31, 2005 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2005.

NOTE B    Summary Statement of Loans (in Eur ’000)

Analysis of aggregate loans granted (before specific provisions)	Loans granted
	to intermediary credit institutions	directly to final beneficiaries	Total
– Disbursed portion	111,835,694	135,221,479	247,057,173

– Undisbursed portion	10,616,598	35,925,127	46,541,725

Aggregate loans granted	122,452,292	171,146,606	293,598,898

European Investment Bank

Appendix I – June 30, 2006

NOTE C    Participating Interests

•

This item for EUR 279,025,726 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,233,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

The Bank now holds 61.65% of the EIF’s subscribed capital as at June 30, 2006.

•	Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining shares from the EIF’s other shareholders on the June 30, 2006 for a price of EUR 305,593.72 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

NOTE D    Long Term Obligations

[See following page for summary statement of debts.]

Note D – SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2006 (IN EUR ’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(–)
PAYABLE IN	OUTSTANDING AT 31.12.2005	AVERAGE RATE	OUTSTANDING AT 30.06.2006	AVERAGE RATE	DUE DATES	31.12.2005	AVERAGE RATE	30.06.2006	AVERAGE RATE	OUTSTANDING AT 31.12.2005	OUTSTANDING AT 30.06.2006
EUR	97 603 483	4.30	96 568 585	4.13	2006/2045	38 997 550 +	2.51	45 311 344 +	2.85	136 601 033	141 879 929
GBP	58 797 480	5.40	60 313 497	5.37	2006/2054	16 770 035 –	5.25	17 318 330 –	5.35	42 027 445	42 995 167
DKK	53 616	5.00	402 188	2.40	2010/2026	510 722 +	2.16	776 300 +	2.74	564 338	1 178 488
SEK	954 892	4.34	970 396	4.34	2007/2025	809 960 +	1.67	786 323 +	2.25	1 764 852	1 756 719
USD	67 957 589	4.03	65 880 596	4.27	2006/2045	10 975 898 –	4.19	10 794 324 –	4.96	56 981 691	55 086 272
CHF	2 958 009	3.35	3 256 764	3.10	2007/2036	368 555 –	0.00	960 081 –	0.00	2 589 454	2 296 683
JPY	7 082 923	1.87	7 108 185	1.63	2006/2036	1 856 928 –	0.17	4 812 690 –	0.07	5 225 995	2 295 495
NOK	425 798	6.03	466 230	5.50	2007/2025	226 675 –	2.41	177 671 –	2.81	199 123	288 559
CAD	400 729	6.20	283 045	5.80	2008/2045	69 289 –	0.00	172 092 –	0.00	331 440	110 953
AUD	2 365 138	5.29	3 262 318	5.36	2006/2021	2 325 719 –	0.00	3 160 274 –	0.00	39 419	102 044
CZK	1 232 383	4.73	1 238 544	4.62	2007/2028	1 177 699 +	2.01	1 339 135 +	1.95	2 410 082	2 577 679
HKD	714 961	5.57	307 867	5.79	2006/2019	714 961 –	0.00	307 867 –	0.00	0	0
NZD	1 576 144	6.22	2 028 854	6.19	2006/2014	1 576 144 –	0.00	2 028 854 –	0.00	0	0
ZAR	1 501 592	9.36	1 203 966	9.31	2006/2018	846 867 –	9.53	661 003 –	9.75	654 725	542 963
HUF	1 265 472	7.59	1 044 644	7.70	2007/2015	966 721 –	6.09	665 022 –	5.99	298 751	379 622
PLN	621 526	6.43	585 484	6.15	2008/2026	116 726 +	4.40	177 179 +	3.98	738 252	762 663
MXN	190 973	9.25	166 963	9.25	2006/2015	190 973 –	0.00	166 963 –	0.00	0	0
TWD	693 026	2.25	584 115	1.82	2006/2013	693 026 –	0.00	584 115 –	0.00	0	0
TRY	1 449 861	12.70	1 655 754	12.35	2006/2016	1 449 861 –	0.00	1 655 754 –	0.00	0	0
ISK	241 384	7.17	427 791	7.37	2007/2011	241 384 –	0.00	427 791 –	0.00	0	0
BGN	51 117	4.88	51 130	4.88	2009/2009	51 117 –	0.00	51 130 –	0.00	0	0
MTL	23 294	3.80	23 294	3.80	2009/2009	23 294 –	0.00	23 294 –	0.00	0	0
SIT	16 701	4.75	16 692	4.75	2014/2014	16 701 –	0.00	16 692 –	0.00	0	0
SKK	105 138	4.90	103 850	4.90	2023/2028	124 076 +	8.29	122 555 +	8.29	229 214	226 405

TOTAL	248 283 229		247 950 752			2 372 585		4 528 889

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : 158 million). All such borrowings are hedged in full through swap operations.